Exhibit 10.38

AMENDMENT TO THE DYNEGY INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Dynegy Inc., an Illinois corporation (“Dynegy Illinois”) has heretofore adopted the Dynegy Inc. Deferred Compensation Plan, as amended and restated, effective January 1, 2002 (the “Plan”);

WHEREAS, Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly-formed Delaware corporation, named “Dynegy Inc.” (the “Company”), and Dynegy Illinois will thereafter be renamed “Dynegy Illinois Inc.”, as of the Effective Time specified in the Merger Agreement (the “Effective Time”);

WHEREAS, in connection with the completion of such transactions, the Board of Directors of Dynegy Illinois and the Company have approved the adoption, assumption and sponsorship of the Plan by the Company;

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and the Company will assume sponsorship of the Plan; and

WHEREAS, it is desirable to clarify the definition of the Compensation Committee in the Plan to reflect the full name of such committee;

NOW THEREFORE, the Plan is hereby amended as follows, effective immediately after the Effective Time:

1. Section 1.1(8) is hereby amended in its entirety to provide as follows:

“1.1(8) Company: Dynegy Inc., a Delaware corporation.”

2. Section 1.1(10) is amended in its entirety to provide as follows:

“(10) Compensation Committee: The Compensation and Human Resources Committee of the Board of Directors of the Company, unless and until the Board of Directors designates another committee of the Board of Directors to serve in such capacity.”

3. Except as modified herein, the Plan shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed on the date indicated below, to be effective immediately after the Effective Time.

DYNEGY ILLINOIS INC. (formerly known as Dynegy Inc.), an Illinois corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

Approved and accepted:

DYNEGY INC., a Delaware corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

3